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                                                                  EXHIBIT 10.10



STOCKBROKER RELATIONS, INC.

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT made this May, day of 14, 1998 by and between STOCKBROKER RELATIONS, INC.
2232 E. Semoran Blve.
Apopka, Florida 32703
Telephone (407) 884-0444

a Florida Corporation (hereinafter referred to as "SRI") and Revenge Marine (hereinafter referred to as "COMPANY"), collectively SRI and COMPANY hereinafter referred to as "the parties."

WITNESSETH:

WHEREAS, SRI is an investor relations, direct marketing, public relations and advertising firm with expertise in the dissemination of information about private and publicly traded companies; and is in the business of providing investor relations services, public relations services, general consulting services, advertising services, fulfillment services, markeitng of business formats and opportunities, finanacing arrangemnet, privage placements and other related programs, services and prodcuts to other clients; and

WHEREAS, COMPANY is publicly held with its common stock trading on one or more stock exchanges and/or over-the-counter and;

WHEREAS COMPANY desires to publicize itself with the intention of making its name and general business operations better known to its shareholder, investors, brokerage houses, potential investors or shareholders and various media; and

WHEREAS SRI is willing to accept COMPANY as a client.

WHEREAS, COMPANY requires investor relations/public relations services and desires to employ and/or retain SRI to provide such services as an independent contractor, and SRI is agreeable to such a relationship and/or arrangement, and the parties desire a written document formalizing and defining their relationship and evidencing the terms of their agreement;

THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable considerations, it is agreed as follows:


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STOCK BROKER RELATIONS, INC.
"ADDENDA A"
Revenge Marine


BASE BROKER RELATIONS
---------------------
Broker Relations and Broker Alert                                              $ 30,000.00
Broker Teleconference calls                                          deposit   $  5,000.00
6 profilers, full time billed weekly for 6 months ($93,600.00)       deposit   $ 46,800.00
3 broker Road Shows                                                            $ 15,000.00
Guideria Communications
4 months @ 3250                                                                $ 13,000.00
2 TV Shows Channel 22                                                          $  3,000.00
                                                                               -----------
                                                                               $112,800.00

215,761 free trading shares

For and in Behalf of COMPANY;

/s/ William C. Robinson

William C. Robinson
President
5/14/98

For and in Behalf of SRI;

/s/ Roy Meadows
Roy Meadows
President
5/14/98


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Stockbroker Relations, Inc.
"ADDENDA B"
Date: 5/14/98

1. It is mutual agreed by and between the parties hereto, that in the event of SBR opts or agrees to accept shares of COMPANY's free trading stock now as full or partial payment for any part or portion of SBR/s compensation or fee under this agreement, that the number of such shares necessary for such equal value alternative compensation shall be determined pursuant to a formulas or computation that discounts the stock from the bid price at the rate of 50% bases solely upon the bid as of the date of execution of the agreement or such other subsequent written agreement to accept said stock as alternative compensation.

2. COMPANY acknowledges and agrees SBR shall not provide or continue to provide service until all fees are paid. COMPANY acknowledges that it has verified with its corporate council, accountants, corporate officers, board of directors, executive decision makers, and appropriate stock exchanges that said stock can, in fact, be timely delivered to SBR as agreed.

3. COMPANY agrees that in the event the stock has not been received in SBR=s account within (10) ten days of the dated of execution of this agreement or any subsequent written agreements related hereto, COMPANY shall pay to SBR in U.S. funds an additional amount dqual to 5% of such equal value alternative compensation as liquidated damages. This shall contined for each and every 10 day period that said stock is not received by SBR. Said funds to be wired to SBR, without notice, within (3) three days of any such default.

4. Time period for options begins when S&P or Moodys is current financial statements, DTC sheets, current shareholder list and payment per contract is received.

5. The Company will grant SBR the following options as a performance bonus:
Revenge agrees to file within 10 days to register the following options for SRI

NUMBER                     PRICE
------                     -----
175,000.00        @        1.00
175,000.00        @        1.50
175,000.00        @        2.00

For and in Behalf of COMPANY;
/s/ William C. Robinson
William C. Robinson
President
5/14/98
For and in Behalf of SRI;
/s/ Roy Meadows
Roy Meadows, President
5/14/98